Exhibit 99.1

Beneficient Regains Full Compliance with Nasdaq Listing Requirements

DALLAS – January 5, 2026 – Beneficient (the “Company”) (Nasdaq: BENF), a technology-enabled platform providing exit opportunities and primary capital solutions and related trust and custody services to holders of alternative assets, today announced that, by letter dated January 2, 2026, the Company was notified by The Nasdaq Stock Market, LLC (“Nasdaq”) that the Company had regained compliance with (i) the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2) and (ii) the continued listing requirements for warrants under Nasdaq Listing Rule 5560(a). As a result, the Company is in full compliance with The Nasdaq Capital Market’s listing requirements.

About Beneficient

Beneficient (Nasdaq: BENF) – Ben, for short – is on a mission to democratize the global alternative asset investment market by providing traditionally underserved investors − mid-to-high net worth individuals, small-to-midsized institutions and general partners seeking exit options, anchor commitments and valued-added services for their funds – with solutions that could help them unlock the value in their alternative assets.

Its subsidiary, Beneficient Fiduciary Financial, L.L.C., received its charter under the State of Kansas’ Technology-Enabled Fiduciary Financial Institution (TEFFI) Act and is subject to regulatory oversight by the Office of the State Bank Commissioner.

For more information, visit www.trustben.com or follow us on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding our ability to create shareholder value and execute on our business strategy. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected.

Important factors that could cause actual results to differ materially from those expressed in the forward-looking statements include, among others, the risks, uncertainties, and factors set forth under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and its subsequently filed Quarterly Reports on Form 10-Q and the risks and uncertainties contained in the Company’s Current Reports on Form 8-K. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts

Matt Kreps: 214-597-8200, mkreps@darrowir.com

Michael Wetherington: 214-284-1199, mwetherington@darrowir.com

Investor Relations: investors@beneficient.com